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                                                                     Exhibit 3.9

                          CERTIFICATE OF INCORPORATION
                                       OF
                                [NAME OF ENTITY]


1.       The name of the corporation is _______________________________________.

2. The address of its registered office in the State of Delaware is ______________________________________________________, in the City of
         ________________________________________________________, County of
         _______________________________________. The name of its registered agent at such address is _______________________________.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, including, without limitation,
         ______________________________________________________________________.

4. The total number of shares of stock which the corporation shall have authority to issue is _______________________ and the par value of each such shares is _______________________ amounting in the aggregate to
         ______________________.

5.       The name and mailing address of the incorporator is __________________
         ________________________________.

6.       The corporation is to have perpetual existence.

7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

8. A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to this General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this _____________________ day of __________________, 200_.



                                              _________________________________
                                              Name:
                                              Incorporator: